Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces Second Quarter 2022 Net Income and Results of Operations

Dunmore, Pa., July 29, 2022/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB; www.fncb.com), the parent company of Dunmore-based FNCB Bank (the “Bank”), (collectively, "FNCB") today reported net income of $5.7 million, or $0.29 per basic and diluted share, for the three months ended June 30, 2022, an increase of $0.5 million, or 9.7%, compared to $5.2 million, or $0.26 per share for the same period of 2021. Higher net interest income, coupled with a reduction in the provision for loan and lease losses, were the primary factors leading to the improvement in second quarter 2022 earnings. These increases to earnings were partially offset by a decrease in non-interest income and an increase in non-interest expense. For the six months ended June 30, 2022, net income totaled $10.1 million, or $0.51 per basic and diluted share, a decrease of $1.0 million, or 8.8%, from $11.1 million, or $0.55 per basic or diluted share, for the same six months of 2021.  The reduction in earnings comparing the year-to-date periods of 2022 and 2021 was due primarily to increases in non-interest expense and the provision for loan and lease losses and a decrease in non-interest income, partially mitigated by an increase in net interest income.

For the three and six months ended June 30, 2022, the annualized return on average assets was 1.37% and 1.23%, respectively, compared to 1.38% and 1.49%, respectively, for the same period of 2021.  The annualized return on average equity was 17.57% and 14.18%, respectively for the three and six months ended June 30 ,2022, compared to 13.37% and 14.31%, respectively, for the comparable periods of 2021. FNCB declared and paid dividends to shareholders of common stock of $0.075 per share for the second quarter of 2022 and $0.150 per share for the six months ended June 30, 2022, a 25.0% increase, compared to $0.060 per share and $0.120 per share for the same periods of 2021.

Second quarter 2022 results as compared to the second quarter of 2021:

●	Second quarter net income was $5.7 million, or $0.29 per share, compared to $5.2 million, or $0.26 per share for the second quarter of 2021, an increase of $0.5 million, or 9.7%;
●	Yield on earning assets (FTE) decreased 22 basis points to 3.58% for the second quarter of 2022 from 3.80% for the same quarter of 2021, but improved 13 basis points on a linked-quarter basis from 3.45% for the first quarter of 2022;
●	Cost of funds decreased 8 basis points to 0.22% from 0.30% comparing the second quarters of 2022 and 2021, but increased 8 basis points on a linked-quarter basis from 0.14% for the first quarter of 2022;
●	Net interest margin (FTE) contracted 16 basis points to 3.42% for the second quarter of 2022, compared to 3.58% for the same period of 2021, but widened 7 basis points on a linked-quarter basis from 3.35% for the first quarter of 2022;
●	Efficiency ratio was 53.38% for the second quarter of 2022 compared to 51.86% for the second quarter of 2021.

Summary financial position at June 30, 2022 as compared to December 31, 2021:

●	Total assets increased $28.8 million, or 1.7%, to $1.693 billion at June 30, 2022 from $1.664 billion at December 31, 2021;
●	Loans and leases, net of deferred loan fees and unearned income, increased $109.3 million, or 11.2%, to $1.088 billion at June 30, 2022 from $979.4 million at December 31, 2021;
●	Total deposits decreased $28.1 million, or 1.9% to $1.427 billion at June 30, 2022 from $1.455 billion at December 31, 2021;
●	Non-performing loans as a percentage of total loans improved to 0.26% at June 30, 2022 from 0.39% at December 31, 2021;
●	The Bank was well capitalized with total risk-based capital and leverage ratios of 13.90% and 9.32%, respectively, at June 30, 2022, and 14.64% and 8.92%, respectively, at December 31, 2021.

"We are very pleased with our second quarter 2022 results," stated Gerard A. Champi, President and CEO. "FNCB's solid performance continues to reflect our efforts to enhance interest income while being disciplined in managing funding costs and credit quality. We experienced strong loan growth during the first half of 2022 attributable to robust organic generation as well as full integration of our new commercial equipment financing product offering, which has exceeded expectations. Additionally, we remain focused on advancing our digital footprint and I am excited to announce that in the second quarter of 2022, through an alliance with a leading provider, we began offering a fully-digital, collaborative point of sale solution for residential mortgage and home equity loans. This new platform allows us to streamline the entire mortgage origination process and provide our customers with exceptional service from time of application right through closing," concluded Champi.

Summary Results

Net interest income on a tax-equivalent basis increased $1.6 million, or 13.3%, to $13.9 million for the three months ended June 30, 2022 from $12.3 million for the comparable period of 2021. The improvement in tax-equivalent net interest income primarily reflected an increase in tax-equivalent interest income of $1.5 million or 11.7%, to $14.5 million for the second quarter of 2022 from $13.0 million for the same quarter of 2021, coupled with a decrease in interest expense of $0.1 million, or 14.1%, to $0.7 million from $0.8 million comparing the second quarter of 2022 and 2021, respectively. The increase in tax-equivalent interest income largely reflected higher volumes of earning assets, as total average earning assets increased $254.2 million, or 18.6%, to $1.625 billion for the three months ended June 30, 2022 from $1.371 billion for the same three months of 2021. Specifically, total securities averaged $552.9 million for the second quarter of 2022, an increase of $143.8 million, or 35.1%, from $409.1 million for the second quarter of 2021, reflecting the redeployment of excess liquidity in the latter half of 2021 into the investment portfolio. In addition, average total loans and leases increased $113.0 million, or 11.8%, to $1.067 billion for the second quarter of 2022 from $954.4 million for the same quarter of 2021, which was largely due to strong organic loan demand, FNCB's new commercial equipment financing and leasing product offering and purchases of third-party originated loan pools. Partially offsetting the positive impact of earning asset growth, was a decrease in the tax-equivalent yield on average earning assets of 22 basis points to 3.58% for the three months ended June 30, 2022, compared to 3.80% for the same three months of 2021. A reduction in net loan origination fees from PPP loans contributed to a 13-basis point decrease in the tax-equivalent yield on the loan portfolio to 4.20% from 4.33% comparing the second quarters of 2022 and 2021, respectively. Loan origination fees from PPP loans were $0.3 million for the three months ended June 30, 2022, a decrease of $0.8 million, or 72.3%, from $1.1 million for the same three months of 2021. The tax-equivalent yield on the investment portfolio decreased 21 basis points to 2.42% for the second quarter of 2022 from 2.63% for the same quarter of 2021. The $0.1 million, or 14.1%, reduction in interest expense was largely due to a decrease in funding costs, specifically average deposit rates, partially offset by an increase in average borrowed funds. FNCB's cost of funds declined by 8 basis points to 0.22% for the three months ended June 30, 2022 from 0.30% for the same three months of 2021. Specifically, the average rate paid for interest-bearing deposits decreased 15 basis points to 0.13% for the second quarter of 2022 from 0.28% for the same period of 2021, which reflected a lag in increasing deposits rates, coupled with continued migration from higher-costing time deposits into lower-costing non-maturity deposits. Interest-bearing liabilities averaged $1.216 billion for the second quarter of 2022, an increase of $186.0 million, or 18.1%, from $1.030 billion for the same quarter of 2021. Specifically, average borrowed funds increased $103.6 million, or 1005.1%, to $113.9 million for the three months ended June 30, 2022 from $10.3 million for the three months ended June 30, 2021. The increase in borrowed funds was entirely due to an increase in utilization of advances through the FHLB of Pittsburgh. In addition, average interest-bearing deposits increased $82.3 million, or 8.1%, to $1.102 billion from $1.020 billion, comparing the second quarters of 2022 and 2021, respectively. However, the overall increase in average deposits had little impact on interest expense as the composition of total deposits shifted, reflecting continued migration from time deposits to non-maturity deposits. Average interest-bearing demand deposits increased $84.0 million, or 11.8%, to $796.8 million for the second quarter of 2022 compared to $712.8 million for the same quarter of 2021, while average savings deposits increased $20.6 million, or 16.7%, to $143.9 million from $123.3 million comparing the second quarters of 2022 and 2021, respectively. Conversely, average time deposits decreased $22.4 million, or 12.2%, to $161.2 million for the three months ended June 30, 2022 from $183.6 million for the same three months of 2021. FNCB's tax-equivalent net interest margin compressed 16 basis points to 3.42% for the second quarter of 2022 from 3.58% for the same quarter of 2021. Additionally, the net interest spread declined 14 basis points to 3.36% for the three months ended June 30, 2022 from 3.50% for the same three months of 2021. The reduction in margin and spread largely reflected decreases in yields earned on loans and investments, coupled with the decline in PPP loan origination fees recognized, comparing the second quarters of 2022 and 2021. On a linked-quarter basis, the tax-equivalent net interest margin widened 7 basis points from 3.35%, while the net interest rate spread widened 5 basis points from 3.31%, for the first quarter of 2022, due to the increase in interest rates.

On a year-to-date basis, tax-equivalent net interest income increased $3.0 million, or 12.7%, to $26.4 million for the six months ended June 30, 2022 from $23.4 million for the comparable period of 2021. The improvement in tax-equivalent net interest income was due to a $2.5 million, or 9.7%, increase in tax-equivalent interest income, coupled with a $0.5 million, or 34.0%, decrease in interest expense. The increase in tax-equivalent interest income for the year-to-date period resulted primarily from the $239.9 million, or 17.7%, increase in average earning asset balances. Average total security balances increased $161.3 million, or 41.8%, to $547.0 million for the six months ended June 30, 2022 from $385.7 million for the same period of 2021. In addition, average loan balances increased $96.5 million, or 10.3%, to $1.034 billion for the six months ended June 30, 2022, compared to $937.5 million for the same six months of 2021. Tax equivalent yield on average earning assets, on a year-to-date basis, decreased 25 basis points to 3.52% from 3.77%. Comparing the first half of 2022 and 2021, the tax-equivalent yield on the loan portfolio decreased 17 basis points to 4.14% from 4.31%, respectively, while the tax-equivalent yield on the investment portfolio declined 33 basis points to 2.41% from 2.74%, respectively. Similar to the quarterly period, loan yields were impacted by a $1.4 million, or 60.1%, reduction in net loan origination fees recognized on the forgiveness of PPP loans to $0.9 million for the six months ended June 30, 2022 from $2.3 million for the same six months of 2021. The $0.5 million, or 34.0%, decrease in interest expense resulted primarily from a decrease in funding costs, partially offset by an increase in average interest-bearing deposits and an increase in average borrowed funds. FNCB's total cost of funds decreased 14 basis points to 0.18% for the six months ended June 30, 2022 from 0.32% for the same six months of 2021.  The cost of interest-bearing deposits decreased 18 basis points to 0.12% from 0.30%, respectively, comparing the six months ended June 30, 2022 and 2021. Specifically, comparing the year-to-date periods of 2022 and 2021, the rates paid on time deposits, interest-bearing demand deposits and savings deposits decreased 54 basis points, 10 basis points and 1 basis point, respectively. Regarding volumes of interest-bearing liabilities, total interest-bearing deposits increased $97.4 million, or 9.65%, to $1.107 billion for the first half of 2022 from $1.009 billion for the same period of 2021, while borrowed funds averaged $80.8 million for the six months ended June 30, 2022, an increase of $70.5 million, or 683.9%, from $10.3 million for the six months of 2021. On a year-to-date basis, the tax-equivalent net interest margin compressed 15 basis points to 3.38% in 2022 from 3.53% in 2021.

For the three months ended June 30, 2022, non-interest income decreased $52 thousand, or 3.0%, to $1.6 million from $1.7 million for the three months ended June 30, 2021. The decrease was largely due to shifting market conditions which resulted in net losses on equity securities, net losses on the sale of available-for-sale debt securities and a reduction in loan-related fees. These reductions were partially offset by an increase in deposit service charges. For the three months ended June 30, 2022, FNCB recorded a net loss on equity securities of $82 thousand, a decrease of $118 thousand, or 327.8%, compared to a net gain on equity securities of $36 thousand for the same three months of 2021. Additionally, FNCB recorded a net loss of $35 thousand realized on the sale of available-for-sale debt securities during the three months ended June 30, 2022. Comparatively, no net gains or losses were recognized on the sale of available-for-sale debt securities during the three months ended June 30, 2021. In addition, loan related fees decreased $54 thousand, or 51.9%, to $50 thousand from $104 thousand comparing the three months ended June 30, 2022 and 2021. These reductions were partially offset by a $109 thousand, or 11.4%, increase in deposit service charges to $1.1 million for the three months ended June 30, 2022, compared to $1.0 million for the three months ended June 30, 2021. For the six months ended June 30, 2022, non-interest income decreased $1.0 million, or 23.1%, to $3.5 million from $4.5 million for the same period of 2021.  FNCB recorded a net loss on equity securities of $200 thousand, compared to a net gain of $400 thousand recorded for June 30, 2021. Additionally, a net gain of $213 thousand was realized on the sale of available-for-sale debt securities during the six months ended June 30, 2021, compared to the net loss of $35 thousand for the same six months of 2022.  Comparing the six months ended June 30, 2022 and 2021, net gains recognized on the sale of mortgages held for sale decreased $239 thousand, reflecting changing market conditions, while loan-related fees decreased $130 thousand due to a reduction in servicing fees associated with loans originated under the Federal Reserve Bank's Main Street Lending Program. In addition, non-interest income for the six months ended June 30, 2021 included a $426 thousand settlement from a bank-owned life insurance death benefit claim. These decreases were partially offset by $285 thousand, or 15.6%, increase in deposit service charges, to $2.1 million for the six months ended June 30, 2022, compared to $1.8 million for the same period of 2021.

Non-interest expense totaled $8.2 million for the three months ended June 30, 2022, a $1.0 million, or 13.9%, increase from $7.2 million for the three months ended June 30, 2021. The increase primarily reflected increases in salaries and employee benefits, data processing expense, professional fees and regulatory assessments. Salaries and employee benefits increased $481 thousand, or 11.9%, to $4.5 million for the second quarter of 2022 from $4.0 million for the same quarter of 2021, which included personnel-related costs associated with the onboarding of staff for the new commercial equipment financing and leasing product offering, increases in payroll taxes and higher retirement costs. Data processing expenses increased $124 thousand, or 14.0%, to $1.0 million for the three months ended June 30, 2022, compared to $0.9 million for the same three months of 2021, while professional fees increased $101 thousand to $0.2 million from $0.1 million comparing the second quarters of 2022 and 2021. The increases in data processing expense and professional fees reflected additional costs associated with FNCB's initiative to enhance its digital banking platforms. FNCB also experienced an increase of $84 thousand, or 75.0%, in regulatory assessments to $0.2 million for the three months ended June 30, 2022 from $0.1 million for the same three months of 2021 due primarily to balance sheet growth. For the six months ended June 30, 2022, non-interest expense increased $2.4 million or 16.5%, to $16.8 million compared to $14.4 million for the same period of 2021, primarily due to similar increases experienced for the quarterly period.

Asset Quality

FNCB's asset quality improved during the first half of 2022, as total non-performing loans decreased $1.1 million, or 28.1%, to $2.8 million at June 30, 2022, representing 0.26% of total loans and leases, gross at June 30, 2022 from $3.9 million, or 0.39% of total loans and leases, gross at December 31, 2021. Year-over-year, non-performing loans decreased $1.8 million, or 39.0%, from $4.6 million, or 0.46% of total loans, gross, at June 30, 2021. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans, gross) decreased to 0.39% at June 30, 2022 compared to 0.55% at December 31, 2021, and 0.56% at June 30, 2021. FNCB recorded a provision for loan and lease losses of $62 thousand for the second quarter of 2022 compared to a $155 thousand provision for the same quarter of 2021. For the six months ended June 30, 2022, the provision for loan and lease losses totaled $821 thousand compared to $341 thousand for the same period of 2021. The increase was primarily attributable to increases in loan and lease volumes.  The allowance for loan and lease losses was $13.4 million, or 1.23% of total loans and leases, gross, at June 30, 2022, compared to $12.4 million, or 1.27% of total loans and leases, gross, at December 31, 2021 and $12.3 million, or 1.26% of total loans and leases, gross, at June 30, 2021.

Financial Condition

Total assets increased $28.8 million, or 1.7%, to $1.693 billion at June 30, 2022 from $1.664 billion at December 31, 2021. The change in total assets primarily reflected increases in loans and leases, net of ALLL, partially offset by decreases in cash and cash equivalents and available-for-sale debt securities. Loans and leases increased $108.3 million, or 11.2%, to $1.075 billion at June 30, 2022 from $967.0 million at December 31, 2021. Increases were experienced across all loan categories, which reflected originations from the new commercial equipment financing product offerings, strong organic loan demand and the purchase of several pools of third-party originated loans. Cash and cash equivalents decreased $71.6 million, or 72.3%, to $27.4 million at June 30, 2022 from $99.0 million at December 31, 2021. Available-for-sale debt securities decreased $27.0 million, or 5.2%, to $495.6 million at June 30, 2022 from $522.6 million at December 31, 2021. Total deposits decreased $28.1 million, or 1.9%, to $1.427 billion at June 30, 2022 from $1.455 billion at December 31, 2021. Meanwhile, total borrowed funds increased $98.1 million to $128.4 million at June 30, 2022 from $30.3 million at December 31, 2021. The increase was entirely due to increased utilization of advances through the FHLB of Pittsburgh.

Total shareholders’ equity decreased $37.0 million, or 22.7%, to $125.5 million at June 30, 2022 from $162.5 million at December 31, 2021. The decrease in capital was primarily due to an accumulated other comprehensive loss of $34.4 million at June 30, 2022, compared to accumulated other comprehensive income of $6.3 million at December 31, 2021. This $40.7 million reduction was related primarily to the depreciation in the fair value of FNCB's available-for-sale debt securities, net of deferred taxes. Also impacting capital was net income for the six months ended June 30, 2022 of $10.1 million, partially offset by $3.5 million utilized for the repurchase of common shares under a board authorized stock repurchase program and $3.0 million in dividends declared and paid for the six months ended June 30, 2022. Tangible book value was $6.38 per share at June 30, 2022, compared to $8.13 per share at December 31, 2021, reflecting the reduction in fair value of available-for-sale securities. FNCB Bank was considered well capitalized with total risk-based capital and Tier 1 leverage ratios of 13.90% and 9.32%, respectively, at June 30, 2022, and 14.64% and 8.92%, respectively, at December 31, 2021.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 112 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 16 community offices located in Lackawanna, Luzerne and Wayne Counties and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in our reports to shareholders, and in our other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “future” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the effect of the novel Coronavirus Disease 2019 ("COVID-19") pandemic on FNCB and its customers, the Commonwealth of Pennsylvania and the United States, related to the economy, overall financial stability and the global supply chain; the COVID-19 pandemic and actions taken to control its spread; government intervention in the U.S. financial system including the effects of recent rate actions taken by the Federal Open Market Committee, and legislative, tax, accounting and regulatory actions and reforms, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Tax Cuts and Jobs Act; political instability; the ability of FNCB to manage credit risk; weakness in the economic environment, in general, and within FNCB’s market area; the deterioration of one or a few of the commercial real estate loans with relatively large balances contained in FNCB’s loan portfolio; greater risk of loan defaults and losses from concentration of loans held by FNCB, including those to insiders and related parties; if FNCB’s portfolio of loans to small and mid-sized community-based businesses increases its credit risk; if FNCB’s ALLL is not sufficient to absorb actual losses or if increases to the ALLL were required; FNCB is subject to interest-rate risk and any changes in interest rates could negatively impact net interest income or the fair value of FNCB's financial assets; if management concludes that the decline in value of any of FNCB’s investment securities is other-than-temporary could result in FNCB recording an impairment loss; if FNCB’s risk management framework is ineffective in mitigating risks or losses to FNCB; if FNCB is unable to successfully compete with others for business; a loss of depositor confidence resulting from changes in either FNCB’s financial condition or in the general banking industry; if FNCB is unable to retain or grow its core deposit base; inability or insufficient dividends from its subsidiary, FNCB Bank; if FNCB loses access to wholesale funding sources; interruptions or security breaches of FNCB’s information systems; any systems failures or interruptions in information technology and telecommunications systems of third parties on which FNCB depends; security breaches; if FNCB’s information technology is unable to keep pace with growth or industry developments or if technological developments result in higher costs or less advantageous pricing; the loss of management and other key personnel; dependence on the use of data and modeling in both its management’s decision-making generally and in meeting regulatory expectations in particular; additional risk arising from new lines of business, products, product enhancements or services offered by FNCB; inaccuracy of appraisals and other valuation techniques FNCB uses in evaluating and monitoring loans secured by real property and other real estate owned; unsoundness of other financial institutions; damage to FNCB’s reputation; defending litigation and other actions; dependence on the accuracy and completeness of information about customers and counterparties; risks arising from future expansion or acquisition activity; environmental risks and associated costs on its foreclosed real estate assets; any remediation ordered, or adverse actions taken, by federal and state regulators, including requiring FNCB  to act as a source of financial and managerial strength for the FNCB Bank in times of stress;  costs arising from extensive government regulation, supervision and possible regulatory enforcement actions; new or changed legislation or regulation and regulatory initiatives; noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations; failure to comply with numerous "fair and responsible banking" laws; any violation of laws regarding privacy, information security and protection of personal information or another incident involving personal, confidential or proprietary information of individuals; any rulemaking changes implemented by the Consumer Financial Protection Bureau; inability to attract and retain its highest performing employees due to potential limitations on incentive compensation contained in proposed federal agency rulemaking; any future increases in FNCB Bank’s FDIC deposit insurance premiums and assessments; and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this press release. Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended March 31, 2022.

FNCB Bancorp, Inc.
Selected Financial Data

	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,
	2022	2022	2021	2021	2021
Per share data:
Net income (fully diluted)	$0.29	$0.22	$0.20	$0.31	$0.26
Cash dividends declared	$0.075	$0.075	$0.075	$0.075	$0.060
Book value	$6.38	$7.03	$8.13	$8.10	$7.99
Tangible book value	$6.38	$7.03	$8.13	$8.10	$7.99
Market value:
High	$10.02	$10.15	$9.40	$8.35	$7.98
Low	$7.36	$8.67	$8.21	$7.17	$6.90
Close	$8.00	$9.49	$9.24	$8.23	$7.27
Common shares outstanding	19,675,557	19,683,671	19,989,875	19,985,837	20,102,602

Selected ratios:
Annualized return on average assets	1.37%	1.08%	0.94%	1.58%	1.38%
Annualized return on average shareholders' equity	17.57%	11.31%	9.82%	15.61%	13.37%
Efficiency ratio	53.35%	58.12%	61.75%	51.32%	51.86%
Tier I leverage ratio (FNCB Bank)	9.32%	9.30%	8.92%	9.80%	9.90%
Total risk-based capital to risk-adjusted assets (FNCB Bank)	13.90%	14.10%	14.64%	15.91%	15.79%
Average shareholders' equity to average total assets	7.80%	9.54%	9.61%	10.14%	10.35%
Yield on earning assets (FTE)	3.58%	3.45%	3.41%	3.63%	3.80%
Cost of funds	0.22%	0.14%	0.16%	0.23%	0.30%
Net interest spread (FTE)	3.36%	3.31%	3.25%	3.40%	3.50%
Net interest margin (FTE)	3.42%	3.35%	3.29%	3.46%	3.58%
Total delinquent loans/total loans	0.39%	0.55%	0.55%	0.61%	0.56%
Allowance for loan and lease losses/total loans	1.23%	1.27%	1.27%	1.25%	1.26%
Non-performing loans/total loans	0.26%	0.37%	0.39%	0.47%	0.46%
Annualized net (recoveries) charge-offs /average loans	(0.07%)	0.00%	(0.03%)	(0.03%)	(0.02%)

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	June 30,
(in thousands, except share data)	2022	2021
Interest income
Interest and fees on loans and leases	$21,202	$20,028
Interest and dividends on securities:
Taxable	4,792	3,886
Tax-exempt	1,270	1,002
Dividends	190	121
Total interest and dividends on securities	6,252	5,009
Interest on interest-bearing deposits in other banks	15	4
Total interest income	27,469	25,041
Interest expense
Interest on deposits	670	1,516
Interest on borrowed funds
Federal Home Loan Bank of Pittsburgh advances	273	-
Junior subordinated debentures	121	96
Total interest on borrowed funds	394	96
Total interest expense	1,064	1,612
Net interest income before provision for loan and lease losses	26,405	23,429
Provision for loan and lease losses	821	341
Net interest income after provision for loan and lease losses	25,584	23,088
Non-interest income
Deposit service charges	2,115	1,830
Net (loss) gain on the sale of available-for-sale debt securities	(35)	213
Net (loss) gain on equity securities	(207)	400
Net gain on the sale of mortgage loans held for sale	32	271
Loan-related fees	107	237
Income from bank-owned life insurance	342	263
Bank-owned life insurance settlement	-	426
Merchant services revenue	371	294
Other	722	549
Total non-interest income	3,447	4,483
Non-interest expense
Salaries and employee benefits	9,177	7,774
Occupancy expense	995	1,040
Equipment expense	640	686
Advertising expense	359	331
Data processing expense	2,072	1,704
Regulatory assessments	421	300
Bank shares tax	716	657
Professional fees	540	371
Other operating expenses	1,856	1,534
Total non-interest expense	16,776	14,397
Income before income taxes	12,255	13,174
Income tax expense	2,164	2,112
Net income	$10,091	$11,062

Income per share
Basic	$0.51	$0.55
Diluted	$0.51	$0.55

Cash dividends declared per common share	$0.150	$0.120
Weighted average number of shares outstanding:
Basic	19,805,485	20,232,183
Diluted	19,832,405	20,243,094

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,
(in thousands, except share data)	2022	2022	2021	2021	2021
Interest income
Interest and fees on loans and leases	$11,100	$10,102	$10,325	$10,696	$10,242
Interest and dividends on securities
Taxable	2,402	2,390	2,281	2,070	1,980
Tax-exempt	658	612	567	517	516
Dividends	112	78	63	55	59
Total interest and dividends on securities	3,172	3,080	2,911	2,642	2,555
Interest on interest-bearing deposits in other banks	8	7	53	31	1
Total interest income	14,280	13,189	13,289	13,369	12,798
Interest expense
Interest on deposits	346	324	410	582	718
Interest on borrowed funds
Federal Home Loan Bank of Pittsburgh advances	242	31	6	-	-
Junior subordinated debentures	70	51	48	47	48
Total interest on borrowed funds	312	82	54	47	48
Total interest expense	658	406	464	629	766
Net interest income before provision (credit) for loan and lease losses	13,622	12,783	12,825	12,740	12,032
Provision (credit) for loan and lease losses	62	759	338	(513)	155
Net interest income after provision (credit) for loan and lease losses	13,560	12,024	12,487	13,253	11,877
Non-interest income
Deposit service charges	1,065	1,050	1,038	1,009	956
Net (loss) gain on the sale of available-for-sale debt securities	(35)	-	-	-	-
Net (loss) gain on equity securities	(82)	(125)	145	156	36
Net gain on the sale of mortgage loans held for sale	32	-	40	41	47
Loan-related fees	50	57	76	77	104
Income from bank-owned life insurance	197	145	139	139	142
Merchant services revenue	172	199	140	159	156
Other	258	464	365	261	268
Total non-interest income	1,657	1,790	1,943	1,842	1,709
Non-interest expense
Salaries and employee benefits	4,519	4,658	4,901	4,022	4,038
Occupancy expense	447	548	549	450	431
Equipment expense	316	324	333	319	333
Advertising expense	227	132	221	160	214
Data processing expense	1,009	1,063	1,024	961	885
Regulatory assessments	196	225	149	160	112
Bank shares tax	375	341	(34)	352	342
Professional fees	213	327	150	153	112
Other operating expenses	930	926	1,879	923	759
Total non-interest expense	8,232	8,544	9,172	7,500	7,226
Income before income taxes	6,985	5,270	5,258	7,595	6,360
Income tax expense	1,247	917	1,300	1,244	1,131
Net income	$5,738	$4,353	$3,958	$6,351	$5,229

Income per share
Basic	$0.29	$0.22	$0.20	$0.31	$0.26
Diluted	$0.29	$0.22	$0.20	$0.31	$0.26

Cash dividends declared per common share	$0.075	$0.075	$0.075	$0.075	$0.060
Weighted average number of shares outstanding:
Basic	19,677,109	19,935,288	19,988,272	19,997,021	20,222,216
Diluted	19,694,125	19,972,113	20,015,776	20,009,387	20,232,694

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,
(in thousands)	2022	2022	2021	2021	2021
Assets
Cash and cash equivalents:
Cash and due from banks	$23,355	$19,383	$16,651	$24,612	$24,782
Interest-bearing deposits in other banks	4,037	4,719	82,369	149,581	31,160
Total cash and cash equivalents	27,392	24,102	99,020	174,193	55,942
Available-for-sale debt securities	495,604	514,133	522,566	470,323	432,807
Equity securities, at fair value	5,307	5,018	4,922	4,777	4,303
Restricted stock, at cost	5,787	4,020	1,911	1,826	1,099
Loans held for sale	667	-	-	491	642
Loans and leases, net of deferred loan fees and costs and unearned income	1,088,748	1,036,400	979,439	958,408	976,538
Allowance for loan and lease losses	(13,381)	(13,129)	(12,416)	(12,018)	(12,285)
Net loans and leases	1,075,367	1,023,271	967,023	946,390	964,253
Bank premises and equipment, net	15,619	15,895	16,082	17,269	17,360
Accrued interest receivable	5,103	4,870	4,643	4,593	4,485
Bank-owned life insurance	36,836	36,639	33,494	33,355	33,216
Other assets	25,403	21,602	14,662	12,674	10,656
Total assets	$1,693,085	$1,649,550	$1,664,323	$1,665,891	$1,524,763

Liabilities
Deposits:
Demand (non-interest-bearing)	$317,725	$317,541	$320,089	$321,952	$312,408
Interest-bearing	1,109,219	1,094,052	1,134,939	1,160,114	1,025,770
Total deposits	1,426,944	1,411,593	1,455,028	1,482,066	1,338,178
Borrowed funds	128,360	87,260	30,310	10,310	10,310
Accrued interest payable	85	57	49	56	87
Other liabilities	12,184	12,251	16,479	11,509	15,574
Total liabilities	1,567,573	1,511,161	1,501,866	1,503,941	1,364,149

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	24,594	24,604	24,987	24,982	25,128
Additional paid-in capital	77,233	77,642	80,128	80,000	80,591
Retained earnings	58,085	53,834	50,990	48,541	43,698
Accumulated other comprehensive income	(34,400)	(17,691)	6,352	8,427	11,197
Total shareholders' equity	125,512	138,389	162,457	161,950	160,614
Total liabilities and shareholders’ equity	$1,693,085	$1,649,550	$1,664,323	$1,665,891	$1,524,763

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,
(dollars in thousands)	2022	2022	2021	2021	2021
Interest income
Loans:
Loans - taxable	$10,743	$9,755	$9,983	$10,364	$9,897
Loans - tax-free	452	439	433	420	437
Total loans	11,195	10,194	10,416	10,784	10,334
Securities:
Securities, taxable	2,514	2,468	2,344	2,125	2,039
Securities, tax-free	833	775	719	654	653
Total interest and dividends on securities	3,347	3,243	3,063	2,779	2,692
Interest-bearing deposits in other banks	8	7	53	31	1
Total interest income	14,550	13,444	13,532	13,594	13,027
Interest expense
Deposits	346	324	410	582	718
Borrowed funds	312	82	54	47	48
Total interest expense	658	406	464	629	766
Net interest income	$13,892	$13,038	$13,068	$12,965	$12,261

Average balances
Earning assets:
Loans:
Loans - taxable	$1,013,899	$946,201	$915,693	$921,648	$909,833
Loans - tax-free	53,471	54,096	45,920	43,091	44,583
Total loans	1,067,370	1,000,297	961,613	964,739	954,416
Securities:
Securities, taxable	442,998	437,955	409,210	357,684	326,848
Securities, tax-free	109,948	103,086	92,685	82,706	82,304
Total securities	552,946	541,041	501,895	440,390	409,152
Interest-bearing deposits in other banks	4,488	17,464	125,609	94,434	7,042
Total interest-earning assets	1,624,804	1,558,802	1,589,117	1,499,563	1,370,610
Non-earning assets	55,303	78,394	91,968	105,912	145,861
Total assets	$1,680,107	$1,637,196	$1,681,085	$1,593,014	$1,516,471
Interest-bearing liabilities:
Deposits	$1,101,947	$1,111,671	$1,163,920	$1,080,312	$1,019,612
Borrowed funds	113,932	47,346	17,810	10,419	10,310
Total interest-bearing liabilities	1,215,879	1,159,017	1,181,100	1,090,731	1,029,922
Demand deposits	319,505	308,830	322,536	325,571	317,670
Other liabilities	13,730	13,234	15,846	15,258	11,998
Shareholders' equity	130,993	156,115	161,603	161,454	156,881
Total liabilities and shareholders' equity	$1,680,107	$1,637,196	$1,681,085	$1,593,014	$1,561,471

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.24%	4.12%	4.36%	4.50%	4.35%
Interest and fees on loans - tax-free	3.38%	3.25%	3.77%	3.90%	3.92%
Total loans	4.20%	4.08%	4.33%	4.47%	4.33%
Securities:
Securities, taxable	2.27%	2.25%	2.29%	2.38%	2.50%
Securities, tax-free	3.03%	3.01%	3.10%	3.16%	3.17%
Total securities	2.42%	2.40%	2.44%	2.52%	2.63%
Interest-bearing deposits in other banks	0.71%	0.16%	0.17%	0.13%	0.06%
Total earning assets	3.58%	3.45%	3.41%	3.63%	3.80%
Interest-bearing liabilities:
Interest on deposits	0.13%	0.12%	0.14%	0.22%	0.28%
Interest on borrowed funds	1.10%	0.69%	1.21%	1.80%	1.86%
Total interest-bearing liabilities	0.22%	0.14%	0.16%	0.23%	0.30%
Net interest spread	3.36%	3.31%	3.25%	3.40%	3.50%
Net interest margin	3.42%	3.35%	3.29%	3.46%	3.58%

FNCB Bancorp, Inc.
Asset Quality Data

	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,
(in thousands)	2022	2022	2021	2021	2021
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$2,764	$3,864	$3,863	$4,475	$4,555
Loans past due 90 days or more and still accruing	14	-	-	-	-
Total non-performing loans	2,778	3,864	3,863	4,475	4,555
Other real estate owned (OREO)	228	228	920	54	236
Other non-performing assets	1,773	1,773	1,773	1,773	1,773
Total non-performing assets	$4,779	$5,865	$6,556	$6,302	$6,564

Accruing TDRs	$6,329	$6,455	$6,666	$6,666	$6,823

For the three months ended
Allowance for loan and lease losses
Beginning balance	$13,129	$12,416	$12,018	$12,285	$12,076
Loans charged-off	303	95	34	255	136
Recoveries of charged-off loans	493	49	94	501	190
Net (recoveries) charge-offs	(190)	46	(60)	(246)	(54)
Provision (credit) for loan and lease losses	62	759	338	(513)	155
Ending balance	$13,381	$13,129	$12,416	$12,018	$12,285